Exhibit 12.1

Certification by the Principal Executive Officer pursuant to Securities Exchange Act Rules 13a-14(a)
and 15d-14(a) as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Feng Zhou, certify that:

1.	I have reviewed this annual report on Form 20-F of China SXT Pharmaceuticals, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:	August 19, 2019

/s/ Feng Zhou
Name:	Feng Zhou
Title:	Chief Executive Officer (Principal Executive Officer)